SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                  Act of 1934

                              ___________________


       Date of Report (Date of earliest event reported) November 3, 1997

             BIOCONTROL TECHNOLOGY, INC. (Exact name of registrant
                          as specified in its charter)


         Pennsylvania                 0-10822               25-1229323
(State of other jurisdiction  (Commission File Number)    (IRS Employer
      of incorporation)                                 Identification No.)


        300 Indian Springs Road, Indiana, Pennsylvania 15701
        (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (412) 349-1811

      _________________________________________________________________
       (Former name or former address, if changes since last report.)


Item 1.	Change in Control of Registrant. Not applicable.

Item 2.	Acquisition or Disposition of Assets. Not applicable.

Item 3.	Bankruptcy or Receivership. Not applicable.

Item 4.	Changes in Registrant's Certifying Accountant Not applicable.

Item 5.	Other Events. On November 3, 1997, Biocontrol Technology, Inc.
        (NASDAQ:BICO) announced today that in reaction to the Pittsburgh Post Gazette's Sunday, November 2, 1997 article by Pat Sabatini the Company is examining any and all possible legal remedies against both the Post Gazette and Sabatini for the false and libelous allegations made against the Company and several of its employees.
        In addition, a letter is being sent to Dr. Bruce Burlington, Director, Center for Devices and Radiological Health of the Food and Drug Administration (FDA) as an invitation to come to the Indiana facility to examine data and records for themselves.

Item 6.	Resignation of Registrant's Directors. Not Applicable

Item 7.	Financial Statement, Pro Forma Financial Information and Exhibits.

	(a) 	Financial Statements and Businesses Acquired - Not Applicable.

	(b)	Pro Forma Financial Information - Not Applicable.

	(c) 	Exhibits-Press Release

                                      SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

	                                    BIOCONTROL TECHNOLOGY, INC.


	                                    by /s/ Fred E. Cooper, CEO

 DATED: November 3, 1997

 BICO
 BIOCONTROL TECHNOLOGY, INC
 2275 Swallow Hill Road, Building 2500
 Pittsburgh, PA  15220

 Press Release Release:  Immediate
          For More Information, Call: Investors
          Media Diane McQuaide
          Susan Taylor 1.412.429.0673  phone
          1.412.279.9455 phone 1.412.279.9690  fax
          1.412.279.9447 fax

            BIOCONTROL EXAMINING LEGAL ACTION AGAINST POST GAZETTE;
                   WILL HOLD SCIENTIFIC FORUM ON TECHNOLOGY

        Pittsburgh, PA, November 3, 1997, Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that in reaction to the Pittsburgh Post Gazette's Sunday, November 2, 1997 article by Pat Sabatini the Company is examining any and all possible legal remedies against both the Post Gazette and Sabatini for the false and libelous allegations made against the Company and several of its employees.
        In addition, a letter is being sent to Dr. Bruce Burlington, Director, Center for Devices and Radiological Health of the Food and Drug Administration (FDA), suggesting that prior to believing any accusations made by Sabatini and the Post Gazette, they should come to the Indiana facility to examine data and records for themselves.
        Chief Executive Officer, Fred E. Cooper, said "Biocontrol takes such accusations very seriously and intends to take any avenue possible to demonstrate that they are false and merely a continuation of bitter former employees taking revenge by using a member of the media known to give credence to such questionable sources."
        For reference, available from the Company at fax 412.279.9447 are the questions submitted to Biocontrol by the Post and Sabatini prior to the referenced article, Biocontrol's verbatim answers to those questions, and a letter from Biocontrol's attorney that was sent to Sabatini with BICO's answers.
        The Company further announced that it will no longer stand for such cheap shots by this media or any other and will therefore hold a scientific forum to demonstrate and discuss at length the noninvasive technology and its use in the Diasensor 1000 noninvasive glucose sensor for diabetics. This forum will focus strictly on the scientific evaluation of the technology. Invited to the seminar will be completely nonbiased endocrinologists, chemometricians/mathematicians, diabetologists, spectroscopists, diabetics, and parents of children with diabetes who are qualified to understand the noninvasive technology and its application for use in the Diasensor 1000. Also invited will be all media, the FDA and all of the 1996 panel review members, the Juvenile
Diabetes Foundation, American Diabetes Association, the Pennsylvania Securities Commission, Congressman Barton and the Oversight Committee, Congressman Elizabeth Furse (head of the Congressional Diabetes
Committee). We will also make a point to invite Congressman Ron Klink, Minority Chairman of the Oversight Committee. The scientific seminar will be held as soon as the many schedules involved can be coordinated, which could take a couple of months. Details will be released as they are set, including the list of invitees, which will be published.
Biocontrol Technology, Inc. (www.bico.com) has its corporate offices in Pittsburgh, PA and is involved in the development and manufacture of biomedical devices and environmental products.